FOR IMMEDIATE RELEASE
February 25, 2026
NYSE Symbol: CPK

CHESAPEAKE UTILITIES CORPORATION REPORTS FISCAL YEAR 2025 RESULTS

•Earnings per share ("EPS")* was $5.97 for the full year 2025 and $1.93 for the fourth quarter of 2025
•Adjusted EPS**, which excludes transaction and transition-related expenses attributable to the acquisition of Florida City Gas ("FCG") in late 2023, was $6.01 for the full year 2025 and $1.94 for the fourth quarter of 2025, representing annual growth of 11.5 percent compared to the prior year
•Adjusted gross margin** increased by $71.1 million during the year driven primarily by regulatory initiatives and infrastructure programs, natural gas organic growth, transmission expansion projects, and increased demand for Marlin's services
•Record capital spending for 2025 of $470.4 million which included more than $100 million that will contribute to earnings beginning in 2026 and beyond
•Equity to total capitalization ratio approximated 50 percent at December 31, 2025; returning to the Company's target capital structure ahead of its projections at the time of the FCG acquisition and despite increased capital spending
•The Company is initiating 2026 capital expenditure guidance of $450-$500 million and continues to affirm its 2024-2028 capital expenditure guidance of $1.5 - $1.8 billion and 2028 EPS guidance of $7.75 - $8.00

Dover, Delaware — Chesapeake Utilities Corporation (NYSE: CPK) (“Chesapeake Utilities” or the “Company”) today announced financial results for the year and the fourth quarter ended December 31, 2025.

Net income was $140.3 million ($5.97 per share) in 2025 compared to $118.6 million ($5.26 per share) in 2024. Excluding transaction and transition-related expenses related to the acquisition of FCG, adjusted net income** was $141.1 million ($6.01 per share) compared with $121.5 million ($5.39 per share) in 2024.

In the fourth quarter of 2025, the Company's net income was $46.1 million ($1.93 per share) compared with $36.7 million ($1.60 per share) during the prior-year period. Excluding the transaction and transition-related expenses, adjusted net income was $46.2 million ($1.94 per share) compared with $37.3 million ($1.63 per share) during the fourth quarter of 2024.

2025 Highlights Driving Strong Growth and Performance**:

•Strong year-over-year residential customer growth of 4.1 percent in Delmarva and 2.8 percent in Florida
•10 transmission capital projects brought online throughout 2024 and 2025, driving $18.8 million of incremental adjusted gross margin or $0.58 of incremental EPS
--more--,

2-2-2-2

•$121.2 million of infrastructure capital investments, driving $13.8 million of incremental adjusted gross margin or $0.43 of incremental EPS
•Increased demand for CNG/LNG/RNG services driving $10.7 million of incremental adjusted gross margin or $0.33 of incremental EPS
•Completion of three rate cases in DE, MD and Florida Electric, driving $12.6 million of incremental adjusted gross margin or $0.39 of incremental EPS
•Higher customer consumption that added $9.5 million of incremental adjusted gross margin or $0.28 of incremental EPS
•Implemented the 1CX SAP Customer Billing Platform for FCG

“We started the year with a simple mission: deliver with purpose and reach new heights, so I’m proud that our full-year performance and results demonstrate exactly that: we provided safe and reliable energy to over 450 thousand customers, were active members of our communities, invested a record-breaking $470 million of capital and achieved nearly 12 percent year-over-year Adjusted EPS growth,” said Jeff Householder, the Company’s Chair of the Board, President and Chief Executive Officer. “These achievements demonstrate our ongoing commitment to the goals we set upon acquiring FCG two years ago and are a testament to our dedicated teammates who consistently strive to provide high-quality service for our valued customers."

"Looking forward to 2026, I am excited about the opportunities ahead as we build on the blueprint we’ve established and leverage the capabilities of our team to continually transform the Company for future growth. As we tackle larger-scale capital projects, improve FCG’s return profile and implement significant technology upgrades across our enterprise, we are positioning the Company for a new level of service, efficiency and growth, which will drive sustained value for all our stakeholders for years to come.”

Capital Investment and Earnings Guidance
The Company’s 2025 capital expenditures totaled $470.4 million which exceeded the top end of the 2025 capital guidance range by approximately $20 million.

The Company continues to re-affirm its five-year (2024-2028) capital guidance range of $1.5 billion to $1.8 billion and projects capital expenditures of $450 million to $500 million for 2026. Additionally, the Company continues to re-affirm its 2028 EPS guidance range of $7.75 to $8.00 per share.

* Unless otherwise noted, EPS and Adjusted EPS information is presented on a diluted basis.
** See "Non-GAAP Financial Measures" below for additional information and reconciliations.

Non-GAAP Financial Measures

**This press release including the tables herein, include references to both Generally Accepted Accounting Principles ("GAAP") and non-GAAP financial measures, including Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS. A "non-GAAP financial measure" is generally defined as a numerical measure of a company's historical or future performance that includes or excludes amounts, or that is subject to adjustments, so as to be different from the most directly comparable measure calculated or presented in accordance with GAAP. Our management believes certain non-GAAP financial measures, when considered together with GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period.

--more--

3-3-3-3

The Company calculates Adjusted Gross Margin by deducting the purchased cost of natural gas, propane and electricity and the cost of labor spent on direct revenue-producing activities from operating revenues. The costs included in Adjusted Gross Margin exclude depreciation and amortization and certain costs presented in operations and maintenance expenses in accordance with regulatory requirements. The Company calculates Adjusted Net Income and Adjusted EPS by deducting costs and expenses associated with significant acquisitions that may affect the comparison of period-over-period results. These non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures. The Company believes that these non-GAAP measures are useful and meaningful to investors as a basis for making investment decisions, and provide investors with information that demonstrates the profitability achieved by the Company under allowed rates for regulated energy operations and under the Company's competitive pricing structures for unregulated energy operations. The Company's management uses these non-GAAP financial measures in assessing a business unit's and the overall Company performance. Other companies may calculate these non-GAAP financial measures in a different manner.

The following tables reconcile Gross Margin, Net Income, and EPS, all as defined under GAAP, to our non-GAAP measures of Adjusted Gross Margin, Adjusted Net Income and Adjusted EPS for each of the periods presented.

Adjusted Gross Margin

	For the Year Ended December 31, 2025
(in millions)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$687.8	$271.9	$(29.7)	$930.0
Cost of Sales:
Natural gas, propane and electric costs	(193.8)	(127.3)	29.6	(291.5)
Depreciation & amortization	(70.9)	(20.8)	—	(91.7)
Operations & maintenance expenses (1)	(54.7)	(39.1)	0.1	(93.7)
Gross Margin (GAAP)	368.4	84.7	—	453.1
Operations & maintenance expenses (1)	54.7	39.1	(0.1)	93.7
Depreciation & amortization	70.9	20.8	—	91.7
Adjusted Gross Margin (Non-GAAP)	$494.0	$144.6	$(0.1)	$638.5

--more--

4-4-4-4

	For the Year Ended December 31, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$583.4	$228.4	$(24.6)	$787.2
Cost of Sales:
Natural gas, propane and electric costs	(144.2)	(100.2)	24.6	(219.8)
Depreciation & amortization	(48.8)	(16.9)	—	(65.7)
Operations & maintenance expenses (1)	(48.6)	(33.1)	—	(81.7)
Gross Margin (GAAP)	341.8	78.2	—	420.0
Operations & maintenance expenses (1)	48.6	33.1	—	81.7
Depreciation & amortization	48.8	16.9	—	65.7
Adjusted Gross Margin (Non-GAAP)	$439.2	$128.2	$—	$567.4

	For the Three Months Ended December 31, 2025
(in millions)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$190.0	$76.6	$(7.7)	$258.9
Cost of Sales:
Natural gas, propane and electric costs	(56.5)	(33.9)	7.6	(82.8)
Depreciation & amortization	(18.3)	(5.7)	—	(24.0)
Operations & maintenance expense (1)	(14.2)	(10.1)	0.2	(24.1)
Gross Margin (GAAP)	101.0	26.9	0.1	128.0
Operations & maintenance expenses (1)	14.2	10.1	(0.2)	24.1
Depreciation & amortization	18.3	5.7	—	24.0
Adjusted Gross Margin (Non-GAAP)	$133.5	$42.7	$(0.1)	$176.1

	For the Three Months Ended December 31, 2024
(in millions)	Regulated Energy	Unregulated Energy	Other and Eliminations	Total
Operating Revenues	$153.7	$68.3	$(7.0)	$215.0
Cost of Sales:
Natural gas, propane and electric costs	(38.6)	(29.2)	7.0	(60.8)
Depreciation & amortization	(9.3)	(4.6)	—	(13.9)
Operations & maintenance expenses (1)	(12.9)	(8.8)	—	(21.7)
Gross Margin (GAAP)	92.9	25.7	—	118.6
Operations & maintenance expense (1)	12.9	8.8	—	21.7
Depreciation & amortization	9.3	4.6	—	13.9
Adjusted Gross Margin (Non-GAAP)	$115.1	$39.1	$—	$154.2
--more--

5-5-5-5

(1) Operations & maintenance expenses within the Consolidated Statements of Income are presented in accordance with regulatory requirements and to provide comparability within the industry. Operations & maintenance expenses which are deemed to be directly attributable to revenue producing activities have been separately presented above in order to calculate Gross Margin as defined under US GAAP.
Adjusted Net Income and Adjusted EPS

	Year Ended		Three Months Ended
	December 31,		December 31,
(dollars in millions, shares in thousands (except per share data))	2025	2024	2025	2024
Net Income (GAAP)	$140.3	$118.6	$46.1	$36.7
FCG transaction and transition-related expenses, net (1)	0.8	2.9	0.1	0.6
Adjusted Net Income (Non-GAAP)	$141.1	$121.5	$46.2	$37.3

Weighted average common shares outstanding - diluted	23,488	22,531	23,867	22,914

Earnings Per Share - Diluted (GAAP)	$5.97	$5.26	$1.93	$1.60
FCG transaction and transition-related expenses, net (1)	0.04	0.13	0.01	0.03
Adjusted Earnings Per Share - Diluted (Non-GAAP)	$6.01	$5.39	$1.94	$1.63
(1) Transaction and transition-related expenses represent non-recurring costs attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding, and legal fees.
Operating Results for the Years Ended December 31, 2025 and 2024

Consolidated Results

	Year Ended December 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$638.5	$567.4	$71.1	12.5%
Depreciation, amortization and property taxes (1)	127.9	101.6	(26.3)	(25.9)%
Other operating expenses	253.5	233.6	(19.9)	(8.5)%
FCG transaction and transition-related expenses	1.2	4.0	2.8	NMF
Operating income	$255.9	$228.2	$27.7	12.1%
(1) Includes the absence of a reserve surplus amortization mechanism ("RSAM") adjustment from FCG which represented a $15.5 million benefit during the year ended December 31, 2024.

Operating income during 2025 was $255.9 million, an increase of $27.7 million compared to the prior year. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $24.9 million or 10.7 percent compared to the prior year. The increase in adjusted gross margin during 2025 was driven by incremental margin from regulatory initiatives and infrastructure programs, pipeline expansion projects and natural gas organic growth, increased Marlin CNG, RNG and LNG services, and increased customer consumption resulting from the year-over-year colder temperatures in the Company's Ohio, Delmarva and Florida service territories. Higher operating expenses were driven largely by increased depreciation expense attributable to growth projects and the absence of an RSAM adjustment from FCG (which represented a $15.5 million benefit
--more--

6-6-6-6
during 2024). Increased facilities, maintenance and outside services costs; payroll, benefits and other employee-related expenses; insurance-related costs; and credit, collections and customer service costs also contributed to the increase in operating expenses compared to 2024.

Regulated Energy Segment

	Year Ended December 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$494.0	$439.2	$54.8	12.5%
Depreciation, amortization and property taxes (1)	104.7	82.5	(22.2)	(26.9)%
Other operating expenses	166.1	156.5	(9.6)	(6.1)%
FCG transaction and transition-related expenses	1.2	4.0	2.8	NMF
Operating income	$222.0	$196.2	$25.8	13.1%
(1) Includes the absence of an RSAM adjustment from FCG which represented a $15.5 million benefit during the year ended December 31, 2024.

The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Natural gas transmission service expansions, including interim services	$18.8
Contributions from regulated infrastructure programs	13.8
Rate changes associated with recent rate case activities (1)	12.6
Natural gas growth including conversions (excluding service expansions)	7.4
Increased customer consumption	2.4
Other variances	(0.2)
Year-over-year increase in adjusted gross margin**	$54.8
(1) Includes adjusted gross margin contributions from both interim and permanent base rates. Refer to Major Projects and Initiatives discussion for additional information.
The key components of the increase in other operating expenses are as follows:

(in millions)
Facilities expenses, maintenance costs and outside services	$(4.7)
Insurance-related costs	(1.7)
Credit, collections and customer service costs	(1.3)
Payroll, benefits and other employee-related expenses	(1.2)
Other variances	(0.7)
Year-over-year increase in other operating expenses	$(9.6)

--more--

7-7-7-7
Unregulated Energy Segment

	Year Ended December 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$144.6	$128.2	$16.4	12.8%
Depreciation, amortization and property taxes	23.1	19.1	(4.0)	(20.9)%
Other operating expenses	87.9	77.4	(10.5)	(13.6)%
Operating income	$33.6	$31.7	$1.9	6.0%
The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Increased propane customer consumption	$4.5
Change in propane margins and service fees	(1.4)
CNG/RNG/LNG Transportation and Infrastructure
Increased demand for CNG/RNG/LNG services	10.7
Aspire Energy
Increased customer consumption	2.6
Year-over-year increase in adjusted gross margin**	$16.4

The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$(5.5)
Facilities, maintenance costs, and outside services	(4.5)
Other variances	(0.5)
Year-over-year increase in other operating expenses	$(10.5)

--more--

8-8-8-8
Operating Results for the Quarters Ended December 31, 2025 and 2024

Consolidated Results

	Three Months Ended December 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$176.1	$154.2	$21.9	14.2%
Depreciation, amortization and property taxes (1)	32.7	23.8	(8.9)	(37.4)%
Other operating expenses	69.4	62.6	(6.8)	(10.9)%
FCG transaction and transition-related expenses	0.2	0.9	0.7	NMF
Operating income	$73.8	$66.9	$6.9	10.3%
(1) Includes the absence of an RSAM adjustment from FCG which represented a $6.6 million benefit during the quarter ended December 31, 2024.

Operating income for the fourth quarter of 2025 was $73.8 million, an increase of $6.9 million compared to the same period in 2024. Excluding transaction and transition-related expenses associated with the acquisition and integration of FCG, operating income increased $6.2 million or 9.1 percent compared to the same period in 2024. The increase in adjusted gross margin during the quarter was driven largely by pipeline expansion projects and organic growth, incremental margin from regulatory initiatives and infrastructure programs, increased customer consumption resulting from the period-over-period colder temperatures in the Company's Ohio, Delmarva and Florida service territories and increased Marlin CNG, RNG and LNG services. Higher operating expenses were driven largely by increased depreciation expense attributable to growth projects and the absence of an RSAM adjustment from FCG (which represented a $6.6 million benefit during the fourth quarter of 2024). Higher payroll, benefits and other employee-related expenses, credit, collections and customer service costs, and facilities, maintenance and outside services costs also contributed to the increase in operating expenses.

--more--

9-9-9-9

Regulated Energy Segment

	Three Months Ended December 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$133.5	$115.1	$18.4	16.0%
Depreciation, amortization and property taxes (1)	26.4	18.8	(7.6)	(40.4)%
Other operating expenses	46.1	41.8	(4.3)	(10.3)%
FCG transaction and transition-related expenses	0.2	0.9	0.7	NMF
Operating income	$60.8	$53.6	$7.2	13.4%
(1) Includes the absence of an RSAM adjustment from FCG which represented a $6.6 million benefit during the quarter ended December 31, 2024.

The key components of the increase in adjusted gross margin** are shown below:

(in millions)
Natural gas transmission service expansions, including interim services	$7.1
Rate changes associated with recent rate case activities (1)	3.4
Margin from regulated infrastructure programs	2.8
Natural gas growth including conversions (excluding service expansions)	1.9
Increased customer consumption	1.5
Florida Electric growth	0.7
Eastern Shore contracted rate adjustments	0.4
Other variances	0.6
Period-over-period increase in adjusted gross margin**	$18.4
(1) Includes adjusted gross margin contributions from both interim and permanent base rates. Refer to Major Projects and Initiatives discussion for additional information.
The major components of the increase in other operating expenses are as follows:

(in millions)
Credit, collections and customer service costs	$(1.6)
Payroll, benefits and other employee-related expenses	(1.3)
Insurance-related costs	(0.6)
Other variances	(0.8)
Period-over-period increase in other operating expenses	$(4.3)

--more--

10-10-10-10
Unregulated Energy Segment

	Three Months Ended December 31,
(in millions)	2025	2024	Change	Percent Change
Adjusted gross margin**	$42.7	$39.1	$3.6	9.2%
Depreciation, amortization and property taxes	6.3	5.0	(1.3)	(26.0)%
Other operating expenses	23.7	21.0	(2.7)	(12.9)%
Operating income	$12.7	$13.1	$(0.4)	(3.1)%

The major components of the increase in adjusted gross margin** are shown below:

(in millions)
Propane Operations
Increased propane customer consumption	$1.7
Changes in propane margins and service fees	(0.1)
CNG/RNG/LNG Transportation and Infrastructure
Increased CNG/RNG/LNG services	0.6
Aspire Energy
Increased customer consumption	1.5
Other variances	(0.1)
Quarter-over-quarter increase in adjusted gross margin**	$3.6
The major components of the increase in other operating expenses are as follows:

(in millions)
Payroll, benefits and other employee-related expenses	$(1.7)
Facilities expenses, maintenance costs and outside services	(0.8)
Other variances	(0.2)
Quarter-over-quarter increase in other operating expenses	$(2.7)
--more--

11-11-11-11
Forward-Looking Statements

Matters included in this release may include forward-looking statements that involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements. Please refer to the Safe Harbor for Forward-Looking Statements in the Company’s 2025 Annual Report on Form 10-K for further information on the risks and uncertainties related to the Company’s forward-looking statements.
Conference Call
Chesapeake Utilities (NYSE: CPK) will host a conference call on Thursday, February 26, 2026 at 8:30 a.m. Eastern Time to discuss the Company’s financial results for the fourth quarter and year ended December 31, 2025. To listen to the Company’s conference call via live webcast, please visit the Events & Presentations section of the Investors page on www.chpk.com. For investors and analysts that wish to participate by phone for the question and answer portion of the call, please use the following dial-in information:

Toll-free: 800.245.3047
International: 203.518.9765
Conference ID: CPKQ425

A replay of the presentation will be made available on the previously noted website following the conclusion of the call.

About Chesapeake Utilities Corporation
Chesapeake Utilities Corporation is a diversified energy delivery company, listed on the New York Stock Exchange. Chesapeake Utilities Corporation offers sustainable energy solutions through its natural gas transmission and distribution, electricity generation and distribution, propane gas distribution, mobile compressed natural gas utility services and solutions, and other businesses.

For more information, contact:

Beth W. Cooper
Executive Vice President, Chief Financial Officer, Treasurer and Assistant Corporate Secretary
302.363.2467

Michael D. Galtman
Senior Vice President and Chief Accounting Officer
302.217.7036

Lucia M. Dempsey
Head of Investor Relations
347.804.9067

--more--

12-12-12-12
Financial Summary Highlights

Key variances in operations between 2024 and 2025 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Year ended December 31, 2024 Adjusted Results (1)	$165.8	$121.5	$5.39

Increased (Decreased) Adjusted Gross Margins:
Natural gas transmission service expansions, including interim services (2)	18.8	13.7	0.58
Contributions from regulated infrastructure programs (2)	13.8	10.0	0.43
Rate changes associated with recent rate case activities (2)	12.6	9.1	0.39
Increased CNG/RNG/LNG services (2)	10.7	7.8	0.33
Increased customer consumption	9.5	6.9	0.28
Natural gas growth (excluding service expansions)	7.4	5.4	0.23
Change in propane margins and service fees	(1.4)	(1.0)	(0.04)
	71.4	51.9	2.20

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
Depreciation, amortization and property taxes	(26.3)	(19.1)	(0.82)
Facilities expenses, maintenance costs and outside services	(9.2)	(6.7)	(0.28)
Payroll, benefits and other employee-related expenses	(6.7)	(4.9)	(0.21)
Credit, collections and customer service costs	(1.5)	(1.1)	(0.05)
Insurance-related costs	(1.1)	(0.8)	(0.03)
Regulatory expenses	(0.9)	(0.7)	(0.03)
Vehicle expenses	(0.8)	(0.6)	(0.02)
	(46.5)	(33.9)	(1.44)

Changes in other income	7.6	5.5	0.24
Interest charges	(4.2)	(3.0)	(0.13)
Increase in shares outstanding due to 2024 and 2025 equity issuances (3)	—	—	(0.22)
Net other changes	—	(0.9)	(0.03)
	3.4	1.6	(0.14)
Year ended December 31, 2025 Adjusted Results (1)	$194.1	$141.1	$6.01
(1) Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
(2) Refer to Major Projects and Initiatives table for additional information.
(3) Reflects the impact of common shares issued under the DRIP and ATM program.

--more--

13-13-13-13
Key variances between the fourth quarter of 2024 and the fourth quarter of 2025 included:

(in millions, except per share data)	Pre-tax Income	Net Income	Earnings Per Share
Fourth quarter 2024 Adjusted Results (1)	$50.5	$37.3	$1.63

Increased Adjusted Gross Margins:
Natural gas transmission service expansions, including interim services (2)	7.1	5.1	0.22
Increased customer consumption	4.7	3.4	0.14
Rate changes associated with recent rate case activities (2)	3.4	2.4	0.10
Margins from regulated infrastructure programs (2)	2.8	2.0	0.08
Natural gas growth including conversions (excluding service expansions)	1.9	1.4	0.06
Florida Electric growth	0.7	0.5	0.02
Increased CNG/RNG/LNG services (2)	0.6	0.4	0.02
	21.2	15.2	0.64

Increased Operating Expenses (Excluding Natural Gas, Propane, and Electric Costs):
Depreciation, amortization and property tax costs	(8.9)	(6.4)	(0.27)
Payroll, benefits and other employee-related expenses	(2.9)	(2.1)	(0.09)
Credit, collections and customer service costs	(1.6)	(1.1)	(0.05)
Facilities expenses, maintenance costs and outside services	(1.0)	(0.7)	(0.03)
	(14.4)	(10.3)	(0.44)

Changes in other income	8.2	5.9	0.25
Interest charges	(0.9)	(0.6)	(0.03)
Increase in shares outstanding due to 2025 and 2024 equity issuances (3)	—	—	(0.06)
Net other changes	(0.6)	(1.3)	(0.05)
	6.7	4.0	0.11
Fourth quarter 2025 Adjusted Results (1)	$64.0	$46.2	$1.94
(1) Transaction and transition-related expenses attributable to the acquisition and integration of FCG have been excluded from the Company’s non-GAAP measures of adjusted net income and adjusted EPS. See reconciliations above for a detailed comparison to the related GAAP measures.
(2) Refer to Major Projects and Initiatives table for additional information.
(3) Reflects the impact of common shares issued under the DRIP and ATM program.

--more--

14-14-14-14

Recently Completed and Ongoing Major Projects and Initiatives

The Company continuously pursues and develops additional projects and consummates regulatory initiatives that support service to existing and new customers, grow its businesses and earnings, and drive shareholder value. The following table includes the major projects and initiatives that are currently underway or recently completed. The Company's practice is to add incremental margin associated with new projects and regulatory initiatives to this table once negotiations or details are substantially final and/or the associated earnings can be estimated. Major projects and initiatives that have generated consistent year-over-year adjusted gross margin contributions are removed from the table at the beginning of the next calendar year.

The related descriptions of projects and initiatives that accompany the table include only new items and/or items where there have been significant developments, as compared to the prior year. A comprehensive discussion of all projects and initiatives reflected in the table below can be found in the Company's 2025 Annual Report on Form 10-K.

	Year Ended December 31,		Estimate for Calendar Year
(in millions)	2024	2025	2026	2027
Pipeline Expansions:
St. Cloud / Twin Lakes Expansion	$0.6	$2.9	$3.8	$3.8
Wildlight	1.5	2.6	4.3	4.3
Newberry	1.4	2.6	2.6	2.6
Worcester Resiliency Upgrade	—	0.3	10.6	17.1
Boynton Beach	—	3.0	3.4	3.4
New Smyrna Beach	—	1.6	2.6	2.6
Central Florida Reinforcement	0.1	2.6	4.3	4.3
Warwick	0.4	1.9	1.9	1.9
Renewable Natural Gas Supply Projects	—	2.5	5.4	6.4
Miami Inner Loop	—	2.8	7.6	7.6
Duncan Plains	—	—	—	1.5

Total Pipeline Expansions	4.0	22.8	46.5	55.5

CNG/RNG/LNG Transportation and Infrastructure	16.4	27.3	28.5	29.7

Regulatory Initiatives:
Florida GUARD Program	3.6	7.1	10.1	13.0
FCG SAFE Program	3.8	8.4	12.7	16.4
Capital Cost Surcharge Programs	3.2	5.7	9.0	10.1
Electric Storm Protection Plan	3.2	6.4	9.1	11.4
Maryland Rate Case	—	1.5	3.5	3.5
Delaware Rate Case (1)	0.6	4.7	6.1	6.1
Electric Rate Case (1)	0.3	7.3	8.6	9.1
Florida Mandatory Relocates	—	—	1.5	1.5
Florida City Gas Rate Case	—	—	TBD	TBD

Total Regulatory Initiatives	14.7	41.1	60.6	71.1

Total	$35.1	$91.2	$135.6	$156.3
(1) Includes adjusted gross margin attributable to interim rates during 2024 and 2025. See additional information provided below.
--more--

15-15-15-15

Discussion of Major Projects and Initiatives

Pipeline Expansions

Worcester Resiliency Upgrade
In August 2023, Eastern Shore filed an application with the Federal Energy Regulatory Commission ("FERC") requesting authorization to construct the Worcester Resiliency Upgrade, which consists of a mixture of storage and transmission facilities in Sussex County, Delaware and Wicomico, Worcester, and Somerset Counties in Maryland. The project will provide long-term incremental supply necessary to support the growing demand of the participating shippers. In January 2025, the FERC approved the project.

In June 2025, Eastern Shore filed a limited amended application with the FERC requesting revised initial transportation rates for the project. The revised rates reflected increased capital costs associated with unanticipated changes in global markets and supply chains, including the availability of skilled laborers with the requisite certifications to work on this project. Eastern Shore requested expedited action by the FERC in relation to this matter and an approved order was issued in July 2025. Construction is underway and the project is expected to be placed into service in mid-2026.

East Coast Reinforcement Projects (Boynton Beach and New Smyrna Beach)
In December 2023, Peninsula Pipeline filed a petition with the Florida Public Service Commission ("PSC") for approval of its Transportation Service Agreements with Florida Public Utilities Company ("FPU") for projects that will provide additional supply to coastal communities on the East Coast of Florida, which are experiencing significant population growth. Peninsula Pipeline proposed several pipeline extensions to support FPU’s distribution system in the areas of Boynton Beach and New Smyrna Beach with an additional 15,000 Dts/day and 3,400 Dts/day, respectively. The Florida PSC approved the projects in March 2024. New Smyrna Beach was placed into service during May 2025, and construction is projected to be complete for Boynton Beach in the second quarter of 2026.

Central Florida Reinforcement Projects (Plant City and Lake Mattie)
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of its Transportation Service Agreements with FPU for projects that will support additional supply to communities located in Central Florida which are also experiencing significant population growth. Peninsula Pipeline's extensions support FPU’s distribution system around the Plant City and Lake Mattie areas of Florida with an additional 5,000 Dts/day and 8,700 Dts/day, respectively. The Florida PSC approved the projects in May 2024. The Plant City project was completed in the fourth quarter of 2024, and the Lake Mattie project went into service in July 2025.

Renewable Natural Gas Supply Projects
In February 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of Transportation Service Agreements with FCG for projects that will support the transportation of additional renewable energy supply to FCG. The projects, located in Florida’s Brevard, Indian River and Miami-Dade counties, will bring renewable natural gas produced from local landfills into FCG’s natural gas distribution system. Peninsula Pipeline will construct several pipeline extensions which will support FCG's distribution system in Brevard County, Indian River County, and Miami-Dade County. Benefits of these projects include increased gas supply to serve expected FCG growth, strengthened system reliability and additional system flexibility. The Florida PSC approved the petition at its July 2024 meeting. In October 2025, the Florida PSC approved amendments to the Transportation Service Agreements that were filed to include Peninsula Pipeline as a party to the related interconnection agreements. The projects are underway and are estimated to be completed in the second half of 2026.

--more--

16-16-16-16
Miami Inner Loop Pipeline Projects
In September 2024, Peninsula Pipeline filed a petition with the Florida PSC for approval of the Transportation Service Agreement with FCG for a series of projects that will enhance gas infrastructure in Miami-Dade County. The proposed expansion consists of the development of several pipeline projects to support growth and FCG's distribution system, as well as enhance FCG's access to obtain gas from various points in the Miami-Dade County area. The expansion was approved in February 2025 and interim services began in August 2025 with permanent facilities expected to be in service by the second quarter of 2026.

Duncan Plains Pipeline Project
In July 2025, Aspire Energy Express entered into an agreement with American Electric Power to construct and operate an intrastate natural gas pipeline in central Ohio to serve a new fuel-cell facility, which will provide on-site electric power to a data center. This new transmission infrastructure is expected to be in service in the first half of 2027.

Regulatory Initiatives

Maryland Natural Gas Rate Case
In January 2024, the Company's natural gas distribution businesses in Maryland, CUC-Maryland Division, Sandpiper Energy, Inc., and Elkton Gas Company (collectively, the “Maryland natural gas distribution businesses”) filed a joint application for a natural gas rate case with the Maryland PSC. In connection with the application, the Company sought approval of the following: (i) permanent rate relief of approximately $6.9 million with a return on equity ("ROE") of 11.5 percent; (ii) authorization to make certain changes to tariffs to include a unified rate structure and to consolidate the Maryland natural gas distribution businesses; and (iii) authorization to establish a rider for recovery of the costs associated with the Company's new technology systems. In August 2024, the Maryland natural gas distribution businesses, the Maryland Office of People's Counsel (the "Maryland OPC") and PSC staff reached a settlement which provided for, among other things, an increase in annual base rates of $2.6 million. In September 2024, the Maryland Public Utility Judge issued an order approving the related settlement agreement in part. The $2.6 million increase in annual base rates was approved and the Company filed a Phase II filing in November 2024 to determine rate design across the Maryland natural gas distribution businesses, consolidation of the applicable tariffs and recovery of technology costs. The hearing was held in March 2025, during which Phase II was approved, including an additional $0.9 million in revenue requirement, for a total cumulative increase of $3.5 million. A final order was issued in April 2025 and included approval of the consolidation of the operations and the assets of CUC-Maryland Division, Sandpiper Energy, and Elkton Gas into one entity which was renamed and will operate as Chesapeake Utilities of Maryland, Inc.

Maryland Natural Gas Depreciation Study
In January 2024, the Company's Maryland natural gas distribution businesses filed a joint petition for approval of their proposed unified depreciation rates with the Maryland PSC. A settlement agreement between the Company, PSC staff and the OPC was reached and the final order approving the settlement agreement went into effect in July 2024, with new depreciation rates effective as of January 1, 2023. The approved depreciation rates resulted in an annual reduction in depreciation expense of approximately $1.2 million.
--more--

17-17-17-17

Delaware Natural Gas Rate Case
In August 2024, the Company's Delaware natural gas division filed an application for a natural gas rate case with the Delaware PSC seeking approval of the following: (i) permanent rate relief of approximately $12.1 million with a ROE of 11.5 percent; (ii) proposed changes to depreciation rates which were part of a depreciation study also submitted with the filing; and (iii) authorization to make certain changes to tariffs. Annualized interim rates were approved by the Delaware PSC in the amount of $2.5 million and became effective in October 2024. A settlement among the Company, PSC staff and the Delaware Division of the Public Advocate was reached and approved by the Delaware PSC in June 2025 providing an annual revenue increase of $6.1 million, as well as dividing the rate case into two phases. Rates set to recover the approved components of the increase were effective in March 2025. In October 2025, a settlement was reached for Phase II of the rate case addressing tariff-related changes including rate design and approved by the Delaware Public Service Commission with rates effective as of October 15, 2025.

FPU Electric Rate Case
In August 2024, the Company's Florida Electric division filed a petition with the Florida PSC seeking a general base rate increase of $12.6 million with a ROE of 11.3 percent based on a 2025 projected test year. Annualized interim rates of approximately $1.8 million were approved with an effective date of November 1, 2024. In March 2025, the Florida PSC approved the permanent rate increase, but the order was subsequently protested. In May 2025, the Company reached a settlement agreement with the interested parties to resolve all outstanding issues. This settlement, which was approved by the Florida PSC in July 2025, provides for a total base rate increase of approximately $8.6 million on an annual basis, with $1.0 million of the increase deferred from the first year's base rate increase and recovered over three years. A step-up rate increase was also approved for up to $0.7 million, upon completion of the purchase and refurbishment of certain substations, which is expected to be completed in December 2026.

Florida Mandatory Relocates
In October 2025, FPU and FCG filed a joint petition for approval to establish a recovery surcharge for actual, estimated and projected relocation costs pursuant to the Florida Administrative Code which enables companies to recover the costs associated with relocating or reconstructing facilities that have been required by governmental entities. The projected revenue requirement for 2026 is $0.5 million for FPU and $1.0 million for FCG. The Florida PSC approved the petition in February 2026, with the surcharge effective in March 2026.

Florida City Gas Rate Case
In February 2026, FCG provided notice to the Florida PSC of its intent to file a petition seeking a general rate base increase based on a 2027 projected test year. The rate case filing is expected to be submitted in April 2026 and the outcome of the application will be subject to review and approval by the Florida PSC.

FCG Depreciation Study
In February 2025, FCG filed a depreciation study with the Florida PSC. The application requested approval of revised annual depreciation rates, as well as a reduction related to a reserve imbalance that would be amortized over a two-year period. The outcome of the application was subject to review and approval by the Florida PSC. In February 2026, the Florida PSC approved a $6.8 million reserve imbalance to be amortized over the remaining life of the assets, with the revised depreciation rates effective as of January 1, 2025.

Other Major Factors Influencing Adjusted Gross Margin
Weather and Consumption
In 2025, increased customer consumption, which includes the effects of colder weather compared to the prior year, largely in the Company's Ohio, Delmarva and Florida service areas resulted in a $9.5 million increase in adjusted gross margin. The following table summarizes HDD and CDD variances from the 10-
--more--

18-18-18-18
year average HDD/CDD ("Normal") for the year and quarter-to-date periods ended December 31, 2025 compared to the respective 2024 periods.

	Year Ended			Three Months Ended
	December 31,			December 31,
	2025	2024	Variance	2025	2024	Variance
Delmarva
Actual HDD	4,107	3,634	473	1,602	1,347	255
10-Year Average HDD ("Normal")	3,919	4,039	(120)	1,381	1,404	(23)
Variance from Normal	188	(405)		221	(57)

Florida
Actual HDD	951	796	155	340	285	55
10-Year Average HDD ("Normal")	781	794	(13)	255	282	(27)
Variance from Normal	170	2		85	3

Florida City Gas
Actual HDD	429	351	78	119	120	(1)
10-Year Average HDD ("Normal")	340	348	(8)	106	109	(3)
Variance from Normal	89	3		13	11

Ohio
Actual HDD	6,120	5,014	1,106	2,239	1,834	405
10-Year Average HDD ("Normal")	5,357	5,594	(237)	1,877	1,933	(56)
Variance from Normal	763	(580)		362	(99)

Florida
Actual CDD	2,951	3,299	(348)	349	475	(126)
10-Year Average CDD ("Normal")	3,037	3,009	28	413	394	19
Variance from Normal	(86)	290		(64)	81

--more--

19-19-19-19
Natural Gas Distribution Growth

The average number of residential customers served by the Company on the Delmarva Peninsula, by FPU and by FCG increased by approximately 4.1 percent, 3.6 percent and 2.2 percent, respectively, during 2025.

The increase in adjusted gross margin resulting from customer growth is provided in the following table:

	Adjusted Gross Margin Increase
	For the Year Ended December 31, 2025
(in millions)	Delmarva Peninsula	Florida
Customer growth:
Residential	$1.5	$3.1
Commercial and industrial	0.3	2.5
Total customer growth	$1.8	$5.6

Capital Investment Growth and Capital Structure Updates

The Company's capital expenditures were $470.4 million for the year ended December 31, 2025 and are provided by type in the following table:

For the Year Ended
(in millions)	December 31, 2025
Regulated distribution	$124.4
Regulated transmission	140.0
Regulated infrastructure	121.2
Unregulated businesses	49.9
Technology	34.9
Total 2025 Capital Expenditures	$470.4

The following table shows a range of the forecasted 2026 capital expenditures by type:

	2026
(in millions)	Low	High
Regulated distribution	$110.0	$120.0
Regulated transmission	135.0	145.0
Regulated infrastructure	90.0	100.0
Unregulated businesses	25.0	35.0
Technology	90.0	100.0
Total 2026 Forecasted Capital Expenditures	$450.0	$500.0

The capital expenditure projection is subject to continuous review and modification. Actual capital requirements may vary from the above estimates due to a number of factors, including changing economic conditions, supply chain disruptions, capital delays that are greater than currently anticipated, customer growth in existing areas, regulation, new growth and availability of capital. See “Capital Investment and Earnings Guidance” discussed above for additional information on our capital expenditure forecast.
--more--

20-20-20-20

The Company's target ratio of equity to total capitalization, including short-term borrowings, is between 50 and 60 percent. The Company's equity to total capitalization ratio, including short-term borrowings, was approximately 50 percent as of December 31, 2025. The Company may, from time to time, allow its capital structure to fall below the target range to align the completion of large capital projects with the respective permanent financing.

--more--

21-21-21-21
Chesapeake Utilities Corporation and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)

	Year Ended		Three months ended
	December 31,		December 31,
	2025	2024	2025	2024
(dollars in millions, shares in thousands (except per share data))
Operating Revenues
Regulated Energy	$687.8	$583.4	$190.0	$153.7
Unregulated Energy	271.9	228.4	76.6	68.3
Other businesses and eliminations	(29.7)	(24.6)	(7.7)	(7.0)
Total Operating Revenues	930.0	787.2	258.9	215.0
Operating Expenses
Natural gas and electricity costs	193.8	144.2	56.5	38.6
Propane and natural gas costs	97.7	75.6	26.3	22.2
Operations	229.3	210.1	62.8	56.7
FCG transaction and transition-related expenses	1.2	4.0	0.2	0.9
Maintenance	23.9	22.5	6.4	5.9
Depreciation and amortization	91.7	65.7	24.0	13.9
Other taxes	36.5	36.9	8.9	9.9
Total operating expenses	674.1	559.0	185.1	148.1
Operating Income	255.9	228.2	73.8	66.9
Other income, net	9.6	2.0	8.4	0.3
Interest charges	72.5	68.4	18.4	17.5
Income Before Income Taxes	193.0	161.8	63.8	49.7
Income Taxes	52.7	43.2	17.7	13.0
Net Income	$140.3	$118.6	$46.1	$36.7

Weighted Average Common Shares Outstanding:
Basic	23,389	22,469	23,754	22,838
Diluted	23,488	22,531	23,867	22,914

Earnings Per Share of Common Stock:
Basic	$6.00	$5.28	$1.94	$1.60
Diluted	$5.97	$5.26	$1.93	$1.60

Adjusted Net Income and Adjusted Earnings Per Share
Net Income (GAAP)	$140.3	$118.6	$46.1	$36.7
FCG transaction and transition-related expenses, net (1)	0.8	2.9	0.1	0.6
Adjusted Net Income (Non-GAAP)**	$141.1	$121.5	$46.2	$37.3

Earnings Per Share - Diluted (GAAP)	$5.97	$5.26	$1.93	$1.60
FCG transaction and transition-related expenses, net (1)	0.04	0.13	0.01	0.03
Adjusted Earnings Per Share - Diluted (Non-GAAP)**	$6.01	$5.39	$1.94	$1.63
(1) Transaction and transition-related expenses represent costs attributable to the acquisition and integration of FCG including, but not limited to, transition services, consulting, system integration, rebranding and legal fees.

--more--

22-22-22-22

Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	As of December 31,
Assets	2025	2024
(in millions, except shares and per share data)
Property, Plant and Equipment
Regulated Energy	$2,941.6	$2,661.8
Unregulated Energy	492.4	463.7
Other businesses	38.3	29.9
Total property, plant and equipment	3,472.3	3,155.4
Less: Accumulated depreciation and amortization	(637.6)	(567.6)
Plus: Construction work in progress	283.7	148.1
Net property, plant and equipment	3,118.4	2,735.9
Current Assets
Cash and cash equivalents	1.8	7.9
Trade and other receivables	106.9	80.0
Less: Allowance for credit losses	(5.4)	(3.3)
Trade and other receivables, net	101.5	76.7
Accrued revenue	50.1	37.8
Propane inventory, at average cost	8.8	8.9
Other inventory, at average cost	17.9	18.0
Regulatory assets	29.7	23.9
Storage gas prepayments	4.5	3.8
Income taxes receivable	—	6.8
Prepaid expenses	19.7	17.3
Derivative assets, at fair value	—	0.6
Other current assets	3.0	2.6
Total current assets	237.0	204.3
Deferred Charges and Other Assets
Goodwill	507.5	507.7
Other intangible assets, net	13.2	15.0
Investments, at fair value	17.2	14.4
Derivative assets, at fair value	—	0.1
Operating lease right-of-use assets	9.9	10.5
Regulatory assets	74.3	77.4
Receivables and other deferred charges	17.3	11.7
Total deferred charges and other assets	639.4	636.8
Total Assets	$3,994.8	$3,577.0

--more--

23-23-23-23
Chesapeake Utilities Corporation and Subsidiaries
Consolidated Balance Sheets (Unaudited)

	As of December 31,
Capitalization and Liabilities	2025	2024
(in millions, except shares and per share data)
Capitalization
Stockholders’ equity
Preferred stock, par value $0.01 per share (authorized 2,000,000 shares), no shares issued and outstanding	$—	$—
Common stock, par value $0.4867 per share (authorized 75,000,000 shares)	11.6	11.1
Additional paid-in capital	962.8	830.5
Retained earnings	626.8	550.3
Accumulated other comprehensive loss	(2.7)	(1.7)
Deferred compensation obligation	12.6	9.8
Treasury stock	(12.6)	(9.8)
Total stockholders’ equity	1,598.5	1,390.2
Long-term debt, net of current maturities	1,327.1	1,261.7
Total capitalization	2,925.6	2,651.9
Current Liabilities
Current portion of long-term debt	134.6	25.5
Short-term borrowing	158.0	196.5
Accounts payable	115.2	78.3
Customer deposits and refunds	45.1	45.7
Accrued interest	8.7	4.8
Dividends payable	16.4	14.7
Accrued compensation	21.6	23.9
Regulatory liabilities	14.5	16.1
Derivative liabilities, at fair value	0.8	—
Other accrued liabilities	15.0	13.9
Total current liabilities	529.9	419.4
Deferred Credits and Other Liabilities
Deferred income taxes	313.3	296.1
Regulatory liabilities	188.1	184.0
Environmental liabilities	2.9	2.2
Other pension and benefit costs	14.0	13.2
Derivative liabilities, at fair value	0.6	0.1
Operating lease - liabilities	7.9	8.7
Deferred investment tax credits and other liabilities	12.5	1.4
Total deferred credits and other liabilities	539.3	505.7
Environmental and other commitments and contingencies (1)
Total Capitalization and Liabilities	$3,994.8	$3,577.0
(1) Refer to Note 18 and 19 in the Company's Annual Report on Form 10-K for the year ended December 31, 2025 for further information.
--more--

24-24-24-24
Chesapeake Utilities Corporation and Subsidiaries
Distribution Utility Statistical Data (Unaudited)

	For Three Months Ended December 31, 2025			For the Three Months Ended December 31, 2024
	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$27.4	$28.3	$10.4	$19.4	$25.0	$11.6
Commercial and Industrial	13.4	48.7	11.8	12.7	43.8	10.8
Other (1)	13.6	21.1	1.6	3.9	15.2	(2.2)
Total Operating Revenues	$54.4	$98.1	$23.8	$36.0	$84.0	$20.2

Volumes (in Dts for natural gas and MWHs for electric)
Residential	1,265,722	1,013,538	65,401	1,003,547	1,039,219	68,174
Commercial and Industrial	2,393,889	12,020,096	84,940	2,971,382	11,862,864	94,706
Other	70,569	1,307,859	—	73,255	1,548,856	—
Total	3,730,180	14,341,493	150,341	4,048,184	14,450,939	162,880

Average Customers
Residential	106,917	213,125	26,008	103,308	208,090	25,781
Commercial and Industrial	8,485	17,416	7,479	8,425	17,224	7,315
Other	27	139	—	21	123	—
Total	115,429	230,680	33,487	111,754	225,437	33,096

	For the Twelve Months Ended December 31, 2025			For the Twelve Months Ended December 31, 2024
	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution	Delmarva NG Distribution	Florida Natural Gas Distribution	FPU Electric Distribution
Operating Revenues (in millions)
Residential	$101.6	$112.3	$49.9	$79.4	$101.2	$50.3
Commercial and Industrial	54.2	194.1	44.5	47.7	176.5	48.1
Other (1)	11.9	55.8	9.5	1.7	32.9	(5.8)
Total Operating Revenues	$167.7	$362.2	$103.9	$128.8	$310.6	$92.6

Volumes (in Dts for natural gas and MWHs for electric)
Residential	5,408,011	4,172,387	318,748	4,502,823	4,121,542	311,628
Commercial and Industrial	10,300,217	47,550,094	366,853	10,559,929	49,637,394	396,393
Other	293,693	6,346,023	—	280,468	8,077,755	—
Total	16,001,921	58,068,504	685,601	15,343,220	61,836,691	708,021

Average Customers
Residential	105,737	211,478	26,026	101,610	205,756	25,756
Commercial and Industrial	8,482	17,340	7,490	8,379	17,078	7,350
Other	26	131	—	25	113	—
Total	114,245	228,949	33,516	110,014	222,947	33,106

(1) Operating Revenues from "Other" sources include unbilled revenue, under (over) recoveries of fuel cost, conservation revenue, other miscellaneous charges, fees for billing services provided to third parties and adjustments for pass-through taxes.